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                                                                   EXHIBIT 3.111

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/20/1992
752111003-2295029

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CARDINAL BUSINESS MEDIA, INC.

            1. The name of the corporation is:

                  Cardinal Business Media, Inc.

            2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shall be common stock; and the par value of each share shall be one cent ($.01).

            5. The name and mailing address of the incorporator is:

                  Victoria C. Phelps
                  Latham & Watkins
                  633 West Fifth Street
                  Suite 4000
                  Los Angeles, California 90071

            6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.
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            7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

            8. No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

            I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of April, 1992.


                              /s/ Victoria C. Phelps
                              --------------------------------
                              Victoria C. Phelps


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